                           ARTICLES SUPPLEMENTARY FOR
                             SM&R INVESTMENTS, INC.

                            Classification of Shares


     Pursuant to the provisions of Section 2-208 of the Maryland General Corporation Law, SM&R Investments, Inc. (the "Corporation") adopts the following Articles Supplementary:


                                  Article One
                                  -----------


     The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.


                                  Article Two
                                  -----------

     The Corporation has six billion (6,000,000,000) shares of $0.01 par value common stock authorized. The aggregate par value of the Corporations's stock is sixty million dollars ($60,000,000).


                                 Article Three
                                 -------------

     At a meeting of the Board of Directors of the Corporation held on February 15, 2001, in accordance with Section 2-208 of the Maryland General Corporation Law and Article V of the Corporations's Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation passed a resolution reclassifying five hundred ninety-nine million, nine hundred ninety-eight thousand, seven hundred forty-nine (599,998,749) shares of the Corporation's authorized and classified but unissued shares as follows:

OLD CLASSIFICATION                               NEW CLASSIFICATION
------------------                               ------------------
99,998,850 shares
        SM&R Government Bond Fund Class C                SM&R Money Market Fund Class A


100,000,000 shares
        SM&R Government Bond Fund Class Y                SM&R Money Market Fund Class A


100,000,000 shares
        SM&R Government Bond Fund Class J                SM&R Money Market Fund Class A


99,999,899 shares
        SM&R Tax Free Fund Class C                       SM&R Money Market Fund Class A


100,000,000 shares
        SM&R Tax Free Fund Class Y                       SM&R Money Market Fund Class A


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100,000,000 shares
        SM&R Tax Free Fund Class J                      SM&R Money Market Fund Class A

     Each of the Shares of such series and classes shall have a par value of one cent ($0.01). Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporations's Amended and Restated Articles of Incorporation.


                                  Article Four
                                  ------------

     At a meeting of the Board of Directors of the Corporation held on February 15, 2001, in accordance with Section 2-208 of the Maryland General Corporation Law and Article V of the Corporation's Amended and Restated Articles of Incorporation, the Board of Directors of the Corporation passed a resolution classifying four hundred twenty million, one thousand, two hundred fifty-one (420,001,251) shares of the Corporations's authorized but unissued and unclassified shares as follows:

        SM&R Money Market Fund Class A                 400,001,251 shares

        SM&R Growth Fund Class T                       20,000,000 shares


Each of the shares of such series and classes shall have a par value of one cent ($0.01). Such shares shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption described in the Corporations's Amended and Restated Articles of Incorporation.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 25th day of April, 2001.


ATTEST:                               SM&R INVESTMENTS, INC.

/s/ Teresa E. Axelson             /s/ Michael W. McCroskey
----------------------------      --------------------------------------
Teresa E. Axelson, Secretary      Michael W. McCroskey, President


     THE UNDERSIGNED, President of SM&R Investments, Inc., who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate

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is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles Supplementary to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                        /s/ Michael W. McCroskey
                                        ----------------------------------
                                        Michael W. McCroskey, President






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